UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-193498	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Brandt’s employment as the Senior Vice President of Sales of ViewRay, Inc., together with any positions with its wholly-owned subsidiary, ViewRay Technologies, Inc., (collectively, the “Company”) ended effective as of April 2, 2016.

In connection with Mr. Brandt’s resignation and in consideration of his release of claims against the Company, on April 5, 2016, the Company entered into a separation agreement with Mr. Brandt. Under the separation agreement, Mr. Brandt will receive, among the other benefits provided for in the separation agreement, (i) $99,375, which constitutes the sum of (x) one-third of Mr. Brandt’s annual base salary and (y) one-third of the annual performance bonus that Mr. Brandt earned from the Company in 2015; (ii) Mr. Brandt’s 2015 annual performance bonus, to the extent earned, as determined by the Company; and (iii) a portion of sales commissions that Mr. Brandt would otherwise have been eligible to receive had he remained employed with the Company through the end of 2016. The foregoing description of the separation agreement and general release of claims with Mr. Brandt does not purport to be complete and is qualified in its entirety by reference to the agreement, which will subsequently be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 7.01	Regulation FD Disclosure.

On April 1, 2016, the Company appointed Michael Cogswell as Senior Vice President of Sales of the Company. Mr. Cogswell previously served as the Senior Vice President of Sales and Marketing at Mevion Medical Systems, Inc. (“Mevion”), a global provider of proton therapy systems for use in radiation treatment of cancer patients. Prior to Mevion, Mr. Cogswell served as the Senior Vice President – North America Sales of Elekta AB, a global provider of radiation therapy, radiosurgery and related equipment.

The information furnished pursuant to this Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or incorporated by reference in any filing of ViewRay, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Dated: April 7, 2016	By:	/s/ Chris A. Raanes
	Name:	Chris A. Raanes
	Title:	Chief Executive Officer